Exhibit (h)(19)

Amendment to Transfer Agency and Service Agreement

This Amendment dated as of July 10, 2015 (this “Amendment”) is to the Transfer Agency and Service Agreement dated October 1, 2007, as amended (the “Agreement”), by and between ALPS Fund Services, Inc., a Colorado corporation (“ALPS”), and Financial Investors Trust, a Delaware statutory trust (the “Trust”).  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, ALPS and the Trust wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.            Effective as of the date of this Amendment, Schedule A to the Agreement is replaced in its entirety with the new Schedule A attached hereto and incorporated by reference herein.

2.            Effective as of the date of this Amendment, Schedule B to the Agreement is replaced in its entirety with the new Schedule B attached hereto and incorporated by reference herein.

3.            Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.
FINANCIAL INVESTORS TRUST		ALPS FUND SERVICES, INC.

By:	/s/ Edmund J. Burke	By:	/s/ Jeremy O. May
Name:	Edmund J. Burke	Name:	Jeremy O. May
Title:	President	Title:	President

SCHEDULE A
Fund List

ALPS/Red Rocks Listed Private Equity Fund (Classes A, C, I and R)
(formerly, Listed Private Equity Fund)
ALPS/WMC Research Value Fund (formerly, Disciplined Value Fund) (Classes A, C and I)
Clough China Fund (Classes A, C and I)
ALPS/CoreCommodity Management CompleteCommodities Strategy Fund
(formerly, Jefferies Asset Management Commodity Strategy Allocation Fund (Classes A, C and I)
RiverFront Global Allocation Fund (Classes A, C and I)
(formerly, RiverFront Moderate Growth Fund)
RiverFront Dynamic Equity Income Fund (Classes A, C and I)
(formerly, RiverFront Long-Term Growth & Income Fund)
RiverFront Moderate Growth & Income Fund (Classes A, C and I)
RiverFront Global Growth Fund (Classes A, C, I, L and Investor)
(formerly, RiverFront Long-Term Growth Fund)
ALPS/Kotak India Growth Fund (Classes A, C and I)
RiverFront Conservative Income Builder Fund (Classes A, C and I)
ALPS/Alerian MLP Infrastructure Index Fund (Classes A, C and I)
ALPS/Westport Resources Hedged High Income Fund (Classes A, C and I)
ALPS/Sterling ETF Tactical Rotation Fund (Classes A, C and I)
ALPS/Metis Global Micro Cap Fund (Classes A, C and I)

SCHEDULE B
Fee Schedule